Exhibit 4(d)

                                             [EXECUTION COPY]

            AMENDMENT NO. 1 TO POOLING AND SERVICING AGREEMENT


          AMENDMENT NO. 1 TO POOLING AND SERVICING AGREEMENT (this "AMENDMENT"), dated as of February 4, 1994, by and among First North American National Bank, a national banking association, as Transferor and Servicer (the "TRANSFEROR"), Circuit City Stores, Inc., a Virginia corporation ("CIRCUIT CITY"), and Bankers Trust Company, a banking corporation organized and existing under the laws of the State of New York, as Trustee (the "TRUSTEE").


                                 RECITALS

          WHEREAS, the parties hereto have entered into a Pooling and Servicing Agreement dated as of February 18, 1992 (the "POOLING AND SERVICING AGREEMENT") pursuant to which (i) the Transferor has conveyed to the Trustee, on behalf of the Circuit City RECOP Trust, all right, title and interest of the Transferor in, to and under certain credit card receivables owing to the Transferor and certain related property and (ii) the Trustee has issued, at the Transferor's request, $360,000,000 in aggregate principal amount of remarketed certificates of participation evidencing a fractional undivided interest in the Circuit City RECOP Trust; and

          WHEREAS, the parties hereto desire, on the terms and conditions set forth in this Amendment, (i) to reduce the percentage applied in calculating the amount required to be available under the letters of credit that provide credit support for the remarketed certificates of participation, (ii) to revise the manner in which the receivables default rate is calculated and (iii) to revise the point at which an increase in the receivables default rate will require amortization of the RECOP program;

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1. DEFINITIONS. Terms used but not defined herein which are defined in the Pooling and Servicing Agreement shall have for the purposes hereof the respective meanings set forth therein.

          SECTION 2. AMENDMENT TO SECTION 1.01 OF THE POOLING AND SERVICING AGREEMENT. Section 1.01 of the Pooling and Servicing Agreement is amended by deleting the definition of "Annualized Default Rate" and by adding the following definition in substitution therefor:

               "Annualized Default Rate" shall mean the product of (a) the percentage equivalent of a fraction the numerator of which is the amount of Principal Receivables in Accounts which became Defaulted Accounts during the preceding calendar month and the denominator of which is the amount of Aggregate Principal Receivables as of the last day of such preceding calendar month and (b) 12.

          SECTION 3. AMENDMENT TO SECTION 4.12 OF THE POOLING AND SERVICING AGREEMENT. Section 4.12 of the Pooling and Servicing Agreement is amended by substituting "15.75%" for "21%" in subsections (a)(i) and
(b)(i) of such section.

          SECTION 4. AMENDMENT TO SECTION 6.02 OF THE POOLING AND SERVICING AGREEMENT. Section 6.02 of the Pooling and Servicing Agreement is amended by substituting "15.75%" for "21%" in the second paragraph of such section.

          SECTION 5. AMENDMENT TO SECTION 9.01 OF THE POOLING AND SERVICING AGREEMENT. Section 9.01 of the Pooling and Servicing Agreement is amended by deleting subsections (g), (k) and (p) of such section and by adding the following subsections in substitution therefor:

          (g) either (i) a demand for payment shall be made under the Circuit City Guaranty or the Letters of Credit and, in the case of a demand for payment under the Letters of Credit, such amount drawn is not reinstated to the Available L/C Amount prior to the close of business on the date such payment is made or (ii) the Available L/C Amount shall be less than 15.75% of the aggregate outstanding principal amount of Investor Certificates;

          (k) less than 36 months shall remain prior to the expiration of any Letter of Credit necessary to maintain the Available L/C Amount at an amount at least equal to 15.75% of the aggregate outstanding principal amount of Investor Certificates;

          (p) the Annualized Default Rate shall exceed 11% for three consecutive Monthly Periods;

          SECTION 6. AMENDMENT TO SECTION 13.02 OF THE POOLING AND SERVICING AGREEMENT. Section 13.02 of the Pooling and Servicing Agreement is amended by substituting "15.75%" for "21%" in subsections (a)(iii) and
(b)(iii) of such section.

          SECTION 7. AMENDMENT TO FORM LETTER OF CREDIT. The form letter of credit attached as Exhibit C to the Pooling and Servicing Agreement is amended by deleting such exhibit in its entirety and by substituting therefor the form letter of credit attached as Exhibit A hereto.

          SECTION 8. EFFECTIVENESS. This Amendment shall become effective as of February 15, 1994 upon receipt by each of the parties hereto of (i) a duly executed copy of this Amendment, (ii) a duly executed copy of Amendment No. 2 to the Letter of Credit Reimbursement Agreement, the form of which is attached as Exhibit B hereto (the "Reimbursement Agreement Amendment"), (iii) a duly executed copy of Amendment No. 4 to the Liquidity Agreement, the form of which is attached as Exhibit C hereto, (iv) written notice from each of the Letter of Credit Banks confirming the amendment of its Letter of Credit in accordance with Section 3 of the Reimbursement Agreement Amendment and (v) written confirmation from Moody's Investors Service, Inc. and Standard & Poor's Ratings Group that this Amendment will not result in a downgrading or withdrawal of the then current outstanding rating on the Investor Certificates. Upon the effectiveness of this Amendment, the Pooling and Servicing Agreement shall be automatically amended as set forth herein and the rights and obligations of the parties hereto shall be governed by the Pooling and Servicing Agreement as amended by this Amendment.

          SECTION 9. POOLING AND SERVICING AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED. Except as specifically amended hereby, all of the terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean the Pooling and Servicing Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute merely an amendment thereof.

          SECTION 10. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF SUCH LAWS.

          SECTION 11. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                              BANKERS TRUST COMPANY,
                                as Trustee and Paying Agent


                              By  s/James C. McDonough, Jr.
                              Title: Assistant Treasurer


                              FIRST NORTH AMERICAN NATIONAL
                                BANK, as Transferor


                              By  s/William T. Higginbotham
                              Title:  Vice President


                              CIRCUIT CITY STORES, INC.,


                              By  s/Michael T. Chalifoux
                              Title:  Senior Vice President &
                                      Chief Financial Officer


          NationsBank of North Carolina, N.A., a national banking association, and J. P. Morgan Securities Inc., a Delaware corporation, (together, the "Remarketing Agents") each in its capacity as remarketing agent under the Remarketing Agreement dated as of February 18, 1992 among the Remarketing Agents, the Trustee, the Transferor and Circuit City, hereby consent to this Amendment pursuant to Section 13.01(i) of the Pooling and Servicing Agreement.

                              NATIONSBANK OF NORTH CAROLINA,
                                N.A., as Remarketing Agent


                              By  s/Richard A. Fearrington
                              Title:  Vice President


                              J. P. MORGAN SECURITIES INC.,
                                as Remarketing Agent


                              By  s/S. E. Christinsen
                              Title:  Vice President